UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MiX Telematics Limited

(Exact Name of Registrant as specified in its charter)

South Africa	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employee Identification No.)

Matrix Center, Howick Close

Waterfall Park, Midrand 1685

South Africa

Telephone: (27) 11-654-8000

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing 25 ordinary shares	New York Stock Exchange
Ordinary shares, no par value*	New York Stock Exchange

*	Application is not for trading, but only in connection with the listing of American Depositary Shares, representing ordinary shares, no par value (“ADSs”) on the New York Stock Exchange. The ADSs represent the right to receive ordinary shares of the registrant and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-190183). Accordingly, the ADSs are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-189799

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-189799) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MIX TELEMATICS LIMITED

By:	/s/ Howard Scott
Name: Howard Scott
Title: Executive – Strategy and Acquisitions (Authorized Signatory)

Dated: July 26, 2013